Exhibit 99

NEWS RELEASE

CONTACT:
Alysha Tawney
Manager, Strategy and Investor Relations
713-331-4902
(IR@stage.com)

Stage Stores Announces Participation in the Jefferies 2018 Global Consumer Conference

HOUSTON, TX, June 6, 2018 -- Stage Stores, Inc. (NYSE: SSI) announced that the company will be participating in the Jefferies 2018 Global Consumer Conference held in Nantucket, Massachusetts. The company will host investor meetings on Tuesday and Wednesday, June 19 and June 20, 2018.

Oded Shein, Chief Financial Officer, will participate in one-on-one and small group meetings to discuss the company’s performance and strategies. The company welcomes investors and other interested parties to participate in the meetings by contacting their representative at Jefferies.

About Stage Stores
Stage Stores, Inc. is a leading retailer of trend-right, name-brand values for apparel, accessories, cosmetics, footwear and home goods.  As of June 6, 2018, the company operates in 42 states through 771 BEALLS, GOODY'S, PALAIS ROYAL, PEEBLES and STAGE specialty department stores and 59 GORDMANS off-price stores, as well as an e-commerce website at www.stage.com.  For more information about Stage Stores, visit the company’s website at corporate.stage.com.